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EXTENSION OF EMPLOYMENT AGREEMENT

THIS EXTENSION AGREEMENT is made and entered into this 10th day of February, 1997, by and between HARVEYS CASINO RESORTS, a Nevada corporation, hereinafter referred to as 'Harveys', and STEPHEN L. CAVALLARO, hereinafter referred to as 'Employee', as follows:

WITNESSETH:

WHEREAS, Harveys and Employee did, on the 2nd day of February, 1996, enter into an Employment Agreement (the 'Agreement') superseding a prior Employment Agreement dated the 13th day of January, 1994; and

WHEREAS, pursuant to Paragraph 3.01 of the Agreement, Employee agreed to be employed by Harveys for a period of three (3) years commencing the 1st day of February, 1996, and terminating on the 31st day of January, 1999; and

WHEREAS, Harveys and Employee desire to extend the term of employment and clarify Employee's vacation time;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     a)Paragraph 3.01 of the Agreement shall be deleted and, in lieu thereof, the following language added:

3.01 Employer hereby employs the Employee, and Employee hereby agrees to be employed by Harveys for a period of four (4) years commencing on the 1st day of February, 1996, to the 31st day of January, 2000.

     b) Paragraph 7.03 shall be amended by deleting the first sentence thereof and substituting the following:

7.03 Employee shall be entitled to three (3) weeks paid vacation during each twelve (12) months of the term of employment as set forth in 3.01 hereinabove and, commencing in the third twelve-month period, i. e. February 1, 1998, and continuing during each successive twelve-month period thereafter, said vacation period shall be increased to four (4) weeks.

Where not inconsistent herewith, the parties hereto republish and reaffirm the terms and conditions of the Agreement as if set forth herein verbatim.

 DATED this 10th day of February, 1997

EMPLOYEE: Stephen L. Cavallaro

EMPLOYER: Harveys Casino Resorts, a Nevada Corporation
          Charles W. Scharer, Chief Executive Officer